                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                            HERITAGE BANCORP, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                            HERITAGE BANCORP, INC.
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                 [LOGO OF HERITAGE BANCORP, INC APPEARS HERE]

                                                                 March 15, 1996

                                                                 ALLEN E. KIEFER
                                                             President and Chief
                                                               Executive Officer

To The Stockholders of
 Heritage Bancorp, Inc.

  The Annual Meeting of Stockholders of your Company, Heritage Bancorp, Inc., will be held at the River Inn, Pottsville/Schuylkill Haven Highway, Pottsville, Pennsylvania, on Tuesday, April 16, 1996, at 9:00 A.M. A Notice of the Annual Meeting, a Proxy Statement and a Proxy are enclosed. As you know, on March 1, 1995, Bankers' Financial Services Corporation was merged into Miners National Bancorp, Inc. and the name was changed to Heritage Bancorp, Inc.

  The 1995 Annual Report of Heritage Bancorp, Inc. also is enclosed. The information set forth in the Annual Report, including the financial statements and Management's Discussion, reflects the combined operations of Miners and Bankers at December 31, 1995 and for prior years. We hope that you have the opportunity to review the material contained in the Annual Report.

  If you plan to attend the Annual Meeting, there is enclosed a return card for you to indicate that you will be with us for a Continental Breakfast, so that we may plan accordingly. We urge you to complete, sign, date and return the Proxy as promptly as possible, whether or not you plan to attend the meeting in person. A postage paid return envelope is enclosed for your convenience. The return of the enclosed Proxy will not in any way affect a stockholder's right to attend the Annual Meeting.

                                          Very truly yours,

                                          /s/ Allen E. Kiefer

                                          Allen E. Kiefer
                                          President and Chief Executive Officer

                 [LOGO OF HERITAGE BANCORP, INC. APPEARS HERE]

                            120 SOUTH CENTRE STREET
                        POTTSVILLE, PENNSYLVANIA 17901

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of Heritage Bancorp, Inc.

  NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Heritage Bancorp, Inc. will be held at the River Inn, Pottsville/Schuylkill Haven Highway, Pottsville, Pennsylvania, on Tuesday, April 16, 1996, at 9:00 A.M. to hear the Annual Report of the President and to vote upon the following matters:

    1. To elect six Class I Directors to hold office for three years from the date of election and until their successors shall have been elected and qualified; for a list of nominees, see the enclosed Proxy Statement.

    2. Other Business: To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  Only stockholders of record at the close of business on March 1, 1996, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

  A Proxy Statement and a Proxy are enclosed. Please complete, sign, date and return the Proxy as promptly as possible. The return of the enclosed Proxy will not in any way affect a stockholder's right to attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Guy H. Boyer

                                          Guy H. Boyer
                                          Secretary

March 15, 1996

                 [LOGO OF HERITAGE BANCORP, INC. APPEARS HERE]

                    120 SOUTH CENTRE STREET, P.O. BOX 1100
                        POTTSVILLE, PENNSYLVANIA 17901

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON APRIL 16, 1996
                APPROXIMATE DATE OF MAILING PROXY STATEMENT AND
                            PROXY TO SHAREHOLDERS:
                                MARCH 15, 1996

                                 USE OF PROXY

  A Proxy for use in connection with the Annual Meeting of Stockholders of Heritage Bancorp, Inc. (herein called the "Corporation") to be held on Tuesday, April 16, 1996, at 9:00 A.M., at the River Inn, Pottsville/Schuylkill Haven Highway, Pottsville, Pennsylvania, is enclosed. This Proxy is solicited by the Board of Directors of the Corporation, and costs of solicitation will be borne by the Corporation. This Proxy is revocable by the person giving it, by filing with the Secretary of the Corporation either a written notice revoking the Proxy or a duly executed Proxy bearing a later date. Shares of stock of the Corporation represented by properly executed and filed Proxies will be voted FOR the election as Class I Directors of the six nominees named in this Proxy Statement or so many of them as can be elected, and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as Proxies.

                OUTSTANDING STOCK AND PRINCIPAL HOLDERS THEREOF

  As of March 1, 1996, there were 1,921,605 shares of common stock of the Corporation issued and outstanding, having a par value of $5.00 per share. Only those stockholders of record at the close of business on March 1, 1996 will be entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders of the Corporation. Each outstanding share of stock will entitle the holder to one vote on all business of the meeting. Stockholders do not have the right to vote their shares cumulatively with regard to the election of Directors. A majority of the outstanding common stock present in person or by proxy constitutes a quorum for the transaction of business at the Annual Meeting. In the case of the election of Directors, the nominees receiving the highest number of votes, up to the number of Directors to be elected, shall be elected to the Board of Directors. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Annual Meeting.

  As of March 1, 1996, Heritage National Bank (the "Bank", all of the outstanding stock of which is held by the Corporation) held, either directly or by way of its nominees, approximately 11.33%, or approximately 217,692 shares, of the outstanding stock of the Corporation in its trust department as fiduciary for certain trusts, estates and agency accounts which beneficially own such shares. Of these shares, the Bank had sole voting and investment power with respect to 162,799 shares, and shared voting and investment power with respect to 27,150 shares. Pursuant to provisions of the applicable governing instruments and/or in accordance with applicable principles of fiduciary law, the Bank, as fiduciary, has the right and power, exercisable either alone or in conjunction with a co-fiduciary, to vote the shares in which it has sole or shared voting power, either in person or by proxy, for the election, as Class I Directors, of the Board of Directors' six nominees, so long as such votes are in the best interest of any such trust, estate or agency account and the beneficiaries or principals thereof. The Bank intends to vote such shares in favor of the Board of Directors' six nominees for Class I Director.

  To the best of the Corporation's information and belief, no other person holds beneficially or of record, directly or indirectly, five percent (5%) or more of the outstanding shares of the Corporation's common stock.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information relating to beneficial ownership of shares of common stock of the Corporation by all of the Corporation's present Directors, each nominee for Director, each named executive officer of the Corporation set forth in the Summary Compensation Table, and by all of the Corporation's Directors and executive officers as a group, without naming them, as of March 1, 1996. Unless otherwise indicated in a footnote below, each individual holds sole voting and investment power over the shares listed in the table. For purposes of the table, beneficial ownership also includes any shares which the individual has the right to acquire within 60 days of March 1, 1996 through the exercise of outstanding stock options granted pursuant to Bankers' Financial Services Corporation's stock option plans prior to the merger and pursuant to the Corporation's 1995 Stock Option Plan for Non-Employee Directors, which was approved by the stockholders at the 1995 Annual Meeting.

                                                         NO. OF SHARES AND
                                                        NATURE OF BENEFICIAL PERCENTAGE
NAME OF BENEFICIAL OWNER    POSITION WITH CORPORATION        OWNERSHIP        OF CLASS
------------------------    -------------------------   -------------------- ----------
Ermano O. Agosti........  Director                              2,062(1)        .11%
Richard D. Biever.......  Director                              7,222(2)        .37%
Guy H. Boyer............  Executive Vice President,             1,744(3)        .09%
                          Secretary/Treasurer and
                          Director
Jane C. Deibert.........  Director                              7,253(4)        .38%
Albert L. Evans, Jr.....  Vice Chairman and Director            8,798(5)        .46%
Richard T. Fenstermach-
 er.....................  Director                              3,604(6)        .19%
Frederick A. Gosch......  Director                              5,503(7)        .29%
Richard A. Ketner.......  Executive Vice President and          5,532(8)        .29%
                          Director
Allen E. Kiefer.........  President, Chief Executive            3,996(9)        .21%
                          Officer and Director
Robert F. Koehler.......  Director                             11,992(10)       .62%
Joanne C. McCloskey.....  Director                              7,403(11)       .38%
Raman V. Patel..........  Director                              4,884(12)       .25%
Spencer G. Pope.........  Chairman of the Board                14,152(13)       .73%
Joseph P. Schlitzer.....  Director                             12,131(14)       .63%
William J. Zimmerman....  Director                              1,287(15)       .07%
All Directors and Execu-
 tive Officers (16 Per-
 sons)..................                                       97,563          5.06%

--------
 (1) Includes 1,644 shares held jointly with spouse and 200 shares which may be acquired upon exercise of stock options.
 (2) Includes 1,271 shares which may be acquired upon exercise of stock options.
 (3) Includes 1,021 shares allocated to the account of Mr. Boyer under the Corporation's Employee Stock Ownership Plan and 401(k) Profit Sharing Plan.
 (4) Includes 735 shares which may be acquired upon exercise of stock options.
 (5) Includes 7,761 shares held jointly with spouse and 756 shares which may be acquired upon exercise of stock options.
 (6) 2,927 of the shares reported as beneficially owned by Mr. Fenstermacher are owned directly by Sonric, a partnership. Also includes 200 shares which may be acquired upon exercise of stock options.
 (7) Includes 4,714 shares held jointly with spouse, 589 shares held by Pflueger Insurance Agency and 200 shares which may be acquired upon exercise of stock options.
 (8) Includes 2,906 shares held jointly with spouse, 2,550 shares which may be acquired upon exercise of stock options and 76 shares allocated to the account of Mr. Ketner under the Corporation's Employee Stock Ownership Plan and 401(k) Profit Sharing Plan.
 (9) Includes 946 shares held jointly with spouse and 891 shares allocated to the account of Mr. Kiefer under the Corporation's Employee Stock Ownership Plan and 401(k) Profit Sharing Plan.

(10) Includes 9,065 shares held directly by spouse. Mr. Koehler disclaims beneficial ownership of these shares. Also includes 200 shares which may be acquired upon exercise of stock options.
(11) Includes 6,278 shares held jointly with spouse, 925 shares held by spouse in a self-directed IRA and 200 shares which may be acquired upon exercise of stock options.
(12) Includes 3,613 shares held jointly with spouse and 1,271 shares which may be acquired upon exercise of stock options.
(13) Includes 627 shares held directly by spouse. Mr. Pope disclaims beneficial ownership of these shares. Also includes 200 shares which may be acquired upon exercise of stock options.
(14) Includes 2,187 shares held by Higgins Associates, Inc., a corporation of which Mr. Schlitzer is a controlling person, and 200 shares which may be acquired upon exercise of stock options.
(15) Includes 733 shares held jointly with spouse and 200 shares which may be acquired upon exercise of stock options.

                             ELECTION OF DIRECTORS

  The By-Laws of the Corporation provide that its business and affairs shall be managed by a Board of Directors of not less than five nor more than twenty-five persons. The Corporation's Board, as provided in its By-Laws, is divided into three classes: Class I, Class II and Class III, with each class being as nearly equal in number as possible. The Directors in each class serve terms of three years each and until their successors are elected and qualified.

  The Board of Directors has fixed the number of Directors in Class I at six and nominated the six persons listed below for election as Class I Directors. Each nominee is presently a Director of the Corporation.

  It is intended that the shares represented by the enclosed Proxy will be voted for the election of the Class I nominees named below, unless such authority to vote for one or more of the nominees is withheld. In the event that one or more of the nominees is unable or unwilling to serve as a Director, the persons named in the Proxy will vote for the election of such substitute nominee, if any, as shall be named by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a Director, as each of the nominees has expressed his or her willingness to serve if elected.

  Certain information with respect to each nominee for Director and each continuing Director is set forth below.

                                   PRESENT PRINCIPAL OCCUPATION
                                     AND PRINCIPAL OCCUPATION            DIRECTOR
        NAME AND AGE                    FOR PAST FIVE YEARS               SINCE
        ------------               ----------------------------          --------

               NOMINEES AS CLASS I DIRECTORS TO SERVE UNTIL 1999

 Ermano O. Agosti.......... President, Hometown, IGA, Inc. (Retail         1988
  64                         Grocery Stores)
 Albert L. Evans, Jr....... President, Evans Delivery Company, Inc.        1995*
  56
 Richard T. Fenstermacher.. Co-owner, Hadesty Hardware Co., Inc.           1991
  53                         (Major Appliances, Electronics and
                             Hardware)
 Richard A. Ketner......... Executive Vice President of Corporation        1995*
  41                         and Bank since March, 1995; formerly
                             President and Chief Executive Officer of
                             Bankers' Financial Services Corporation
                             and The Schuylkill Haven Trust Company
 Joanne C. McCloskey....... Retired School Teacher                         1993
  63
 Joseph P. Schlitzer....... President, Higgins Associates and Coldwell     1995
  44                         Banker Higgins Associates (Insurance/Real
                             Estate)

                                  PRESENT PRINCIPAL OCCUPATION
                                    AND PRINCIPAL OCCUPATION            DIRECTOR
       NAME AND AGE                    FOR PAST FIVE YEARS               SINCE
       ------------               ----------------------------          --------

               CONTINUING CLASS II DIRECTORS SERVING UNTIL 1997
 Richard D. Biever........ Vice President, Alpha Mills Corporation        1995*
  54                        (Textile Manufacturer)
 Jane C. Deibert.......... Retired; formerly President, The               1995*
  68                        Schuylkill Haven Trust Company
 Allen E. Kiefer.......... President and Chief Executive Officer of       1983
  52                        Bank and Corporation
 Robert F. Koehler........ President, Sylray, Inc. (Textile               1981
  64                        Manufacturer)
               CONTINUING CLASS III DIRECTORS SERVING UNTIL 1998
 Guy H. Boyer............. Executive Vice President of Corporation        1995
  41                        and Bank since March, 1995; Secretary/
                            Treasurer of Corporation and Treasurer of
                            Bank since 1983, Chief Financial Officer
                            of Bank (1983 to 1995)
 Frederick A. Gosch....... President, Pflueger Insurance Agency, Inc.     1995*
  54
 Raman V. Patel........... President, Raydyne, Inc. (Consulting           1995*
  59                        Engineers)
 Spencer G. Pope.......... Retired, formerly President, Pope Motor        1966
  70                        Company (Retail Auto Sales)
 William J. Zimmerman..... Director, Student Affairs and Marketing,       1991
  50                        Penn State University, Schuylkill Campus

--------
* Prior to March 1, 1995, named person served as a Director of Bankers' Financial Services Corporation, which merged into Miners National Bancorp, Inc. ("Miners") on March 1, 1995, at which time Miners changed its name to Heritage Bancorp, Inc.

  During 1995, the Audit Committee of the Corporation reviewed the procedures of the Corporation's internal audit department and the scope of the external audit by the Corporation's independent auditors. The Committee also reviewed the examination report of the Comptroller of the Currency and reported to the Board concerning the operation of the Bank in accordance with law, regulation and sound management principles. The Committee held 6 meetings in 1995. Mr. Agosti is Chairman of the Committee with the other members being Messrs. Becker, Zimmerman and Mrs. McCloskey.

  The Personnel Committee of the Bank reviews and evaluates compensation for all levels of employment of the Bank. The Committee held 11 meetings during 1995. Mr. Koehler is Chairman of the Committee with the other members being Messrs. Becker, Fenstermacher and Schlitzer.

  Nominations for election as Directors of the Corporation and Bank are made by the respective Boards of Directors which held 1 meeting for this purpose in January, 1996.

  The Board of Directors of the Corporation held 5 meetings during 1995. All incumbent Directors of the Corporation attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors of the Corporation (held during the period which they served as a Director) and (2) the total number of meetings held by all committees of the Board of Directors of the Corporation on which they served (during the periods that they served).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  As noted below, the entire Board of Directors of the Corporation is responsible for establishing, implementing and monitoring compensation policies. Messrs. Kiefer, Boyer and Ketner, each of whom is a member of the Board, also serve as executive officers of the Corporation and the Bank. While Messrs. Kiefer, Boyer and Ketner participated during 1995 in Board decisions regarding the compensation of subordinate executive officers, they did not participate in any Board decisions regarding their own compensation and were excused from Board meetings at which their respective compensation was discussed.

             BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

  The Corporation does not have a Compensation Committee. The full Board of Directors of the Corporation is responsible for establishing, implementing and monitoring all compensation policies of the Corporation and its primary operating subsidiary, Heritage National Bank (the "Bank"). The Board of Directors is also responsible for evaluating the performance of the Chief Executive Officer of the Corporation and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of subordinate officers of the Corporation and recommends individual compensation levels to the Board of Directors. The Chief Executive Officer does not participate in any Board decisions regarding his own compensation as an executive officer. The Board of Directors meets without the Chief Executive Officer present to evaluate his performance under the Corporation's executive compensation program.

  In 1995, the key elements of the Corporation's executive compensation package consisted of base salary, annual incentive bonus pursuant to the Corporation's Incentive Compensation Plan (the "Incentive Bonus Plan") and stock option grants pursuant to the Corporation's 1995 Stock Incentive Plan (the "Stock Option Plan"). In addition, at various times in the past, the Corporation has adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate including a defined benefit pension plan, an Employee Stock Ownership Plan, a 401(k) Profit Sharing Plan and a non-qualified Executive Supplemental Income Benefit Plan.

  The Corporation's executive compensation program, particularly the annual incentive bonus, is designed to be closely linked to corporate performance and returns to shareholders. To this end, the Corporation, in conjunction with its independent compensation consultants, has developed an overall compensation strategy and compensation plan that ties a portion of the executive compensation to the Corporation's success in meeting specified performance goals. The objective of this strategy is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Corporation's business strategy and to provide a compensation package that recognizes individual contributions as well as overall business results.

BASE COMPENSATION

  The Chief Executive Officer initially recommends annual base salary levels for other executive officers to the Personnel Committee of the Board, taking into account performance and level of responsibility of the respective officers and overall corporate performance for the prior year. In making recommendations, the Chief Executive Officer also considers the competitive market place for executive talent, including a comparison to base compensation for comparable positions at competing financial institutions in the Corporation's geographic market area as compiled by the Human Resources Department of the Bank. Following review and approval by the Personnel Committee, the annual base salary levels are then presented to the full Board for final approval.

  The base compensation of the Chief Executive Officer is set annually by the Board of Directors at a meeting which is not attended by the Chief Executive Officer. In determining the base compensation of the Chief Executive Officer, the Board treats overall corporate performance as the primary factor. The Board also takes into account the base compensation of presidents and chief executive officers at other similarly sized financial institutions as set forth in surveys subscribed to by the Corporation, along with salary information compiled by the Human Resource Department of the Bank with regard to the chief executive officer salaries at competitor institutions located within the Corporation's geographic market area.

  During the fiscal year ended June 30, 1995, the base compensation of Allen
E. Kiefer, President and Chief Executive Officer of the Corporation, was $132,500. For the current fiscal year (July 1, 1995 to June 30, 1996), Mr. Kiefer's base salary remained constant at $132,500.

ANNUAL INCENTIVE BONUS PLAN

  The purpose of the Incentive Bonus Plan is to improve the growth and operating performance of the Corporation by providing an opportunity for executive officers and other management level employees of the Corporation to earn additional cash remuneration in the form of a year-end bonus award if the Corporation's performance for the year exceeds certain target amounts. Only executive officers and other management level employees of the Corporation and/or its subsidiaries who are recommended by the Corporation's Chief Executive Officer and approved each year by the Personnel Committee of the Board of Directors are entitled to participate in the Incentive Plan. Awards are based on corporate performance and individual performance using criteria established in accordance with the Incentive Plan. As for the named executive officers, the corporate performance measure accounted for 90% of the award payment while the individual performance measures were accorded a weight of 10%. The Corporation's corporate performance factor is return on assets ("ROA"). Depending on the ROA target performance factor, a designated percentage of net profit after taxes of the Corporation is allocated to an incentive awards pool available for distribution to participants in the Incentive Plan. The percentage of net profit after taxes allocated to the awards pool typically ranges from a minimum allocation amount to a maximum allocation amount depending upon the Corporation's performance. If the minimum ROA target amount is not achieved, the Corporation does not allocate any amount to the awards pool. The specific ROA target performance factors each year are initially set by the Personnel Committee and recommended to the full Board for final approval. The percentage of the awards pool allocable to the Chief Executive Officer is recommended by the Corporation's independent compensation consultant to the full Board. The percentage of the awards pool allocable to participants other than the Chief Executive Officer are initially set by the Personnel Committee and recommended to the full Board of Directors for final approval. The payment of awards is made between December and March of each year, following review and approval of payments by the Board of Directors.

  In 1995, the Board determined that the incentive award for Mr. Kiefer should be $40,365. This award is reflective of ROA of 1.40%, which exceeded the minimum ROA target amount of 1.25% but was lower than the maximum ROA target amount of 1.50%. The ROA calculation for determination of the incentive bonus awards excluded the effect of merger and restructuring expenses incurred in 1995.

STOCK OPTION PLAN

  Under the Stock Option Plan, which was approved by the shareholders at the 1995 Annual Meeting, incentive stock options, non-qualified stock options and stock appreciation rights in conjunction with such options, may be granted to executive officers of the Corporation or its subsidiaries. The Personnel Committee sets guidelines for the size of stock option awards based on a recommendation each year from management. Although the size of awards is largely a subjective determination based on the particular executive officer, factors considered include competitive compensation data from the list of peer group companies compiled by the Human Resources Department of the Bank, the amount of options previously awarded to an executive officer and the value of unexercised in-the-money options at year end. In the event of poor corporate performance, the Personnel Committee can elect not to award options.

  Stock options during 1995 were granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant and vest in full one year from the date of grant. All options granted were non-qualified stock options. No stock appreciation rights were granted during 1995.

  In 1995, Mr. Kiefer received options to purchase 2,000 shares of common stock with an exercise price of $25.13 per share. Mr. Kiefer presently is the beneficial owner, directly or indirectly, of 3,996 shares of common stock. The Board of Directors believes that significant equity interests in the Corporation held by the Corporation's senior management are beneficial to the common interests of shareholders and management.

                                          Board of Directors

                                          Spencer G. Pope, Chairman
                                          Albert L. Evans, Jr., Vice Chairman
                                          Ermano O. Agosti
                                          Richard D. Biever
                                          Guy H. Boyer
                                          Jane C. Deibert
                                          Richard T. Fenstermacher
                                          Frederick A. Gosch
                                          Richard A. Ketner
                                          Allen E. Kiefer
                                          Robert F. Koehler
                                          Joanne C. McCloskey
                                          Raman V. Patel
                                          Joseph P. Schlitzer
                                          William J. Zimmerman

                            EXECUTIVE COMPENSATION

  The following table shows, for the years ending December 31, 1993, 1994 and 1995, the cash compensation paid or accrued, as well as certain other compensation paid or accrued for those years, to Allen E. Kiefer, President and Chief Executive Officer of the Corporation and to Guy H. Boyer, Executive Vice President and Secretary/Treasurer of the Corporation and Richard A. Ketner, Executive Vice President of the Corporation. Pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, information is not required as to the compensation of the Corporation's other executive officers because the total salary and bonus earned by such executive officers during 1995 did not exceed $100,000:

                          SUMMARY COMPENSATION TABLE

                                                      LONG TERM COMPENSATION
                                                    ---------------------------
                            ANNUAL COMPENSATION           AWARDS        PAYOUTS
                        --------------------------- ------------------- -------
          (A)           (B)    (C)    (D)     (E)      (F)       (G)      (H)     (I)
                                             OTHER                                ALL
         NAME                               ANNUAL  RESTRICTED                   OTHER
          AND                               COMPEN-   STOCK    OPTIONS/  LTIP   COMPEN-
       PRINCIPAL             SALARY  BONUS  SATION   AWARD(S)    SARS   PAYOUTS SATION
       POSITION         YEAR   ($)   ($)(1)   ($)      ($)       (#)      ($)     ($)
       ---------        ---- ------- ------ ------- ---------- -------- ------- -------
Allen E. Kiefer,        1995 140,353 40,365   --       --       2,000     --     4,245(2)
 President and          1994 138,225 15,525   --       --         --      --     6,266
 Chief Executive        1993 132,381 25,740   --       --         --      --     4,035
 Officer of the Bank
 and
 Corporation
Guy H. Boyer,           1995  96,253 26,929   --       --       1,250     --     2,840(3)
 Executive Vice         1994  87,047 10,500   --       --         --      --     2,615
 President and          1993  83,615 14,000   --       --         --      --     2,732
 Secretary/Treasurer
 of Corporation;
 Executive Vice
 President and
 Treasurer of Bank
Richard A. Ketner,      1995  94,461 26,816   --       --       1,250     --     2,810(5)
 Executive Vice         1994     --     --    --       --         --      --       --
 President of           1993     --     --    --       --         --      --       --
 Bank and
 Corporation(/4/)

--------
(1) Reflects bonus earned during the fiscal year and paid during the next fiscal year.
(2) Consists of $1,320 in Bank-matching contributions to the Corporation's 401(k) Profit Sharing Plan and approximately 115 shares of Corporation common stock valued at $25.50 per share as of December 31, 1995 allocated to Mr. Kiefer's account under the Corporation's Employee Stock Ownership Plan.
(3) Consists of $884 in Bank-matching contributions to the Corporation's 401(k) Profit Sharing Plan and approximately 77 shares of Corporation common stock valued at $25.50 per share as of December 31, 1995 allocated to Mr. Boyer's account under the Corporation's Employee Stock Ownership Plan.
(4) Mr. Ketner was not an executive officer of the Corporation during 1993 or 1994 and compensation information for those years is not reported.
(5) Consists of $880 in Bank-matching contributions to the Corporation's 401(k) Profit Sharing Plan and approximately 76 shares of Corporation common stock valued at $25.50 per share as of December 31, 1995 allocated to Mr. Ketner's account under the Corporation's Employee Stock Ownership Plan.

STOCK OPTIONS

  The following table contains information concerning the grant of stock options under the Corporation's 1995 Stock Incentive Plan to the Chief Executive Officer and the other named executive officers during the year ending December 31, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL
                                                                  REALIZABLE VALUE AT
                                                                     ASSUMED ANNUAL
                                                                  RATES OF STOCK PRICE
                                                                      APPRECIATION
                        INDIVIDUAL GRANTS                          FOR OPTION TERM(1)
----------------------------------------------------------------- --------------------
          (A)               (B)        (C)        (D)      (E)       (F)       (G)
                           NO. OF      % OF
                         SECURITIES   TOTAL
                           UNDER-    OPTIONS
                           LYING    GRANTED TO EXERCISE
                          OPTIONS   EMPLOYEES   OR BASE  EXPIRA-
                          GRANTED   IN FISCAL    PRICE     TION
          NAME             (#)(2)      YEAR    ($/SH)(3) DATE(4)   5% ($)    10% ($)
          ----           ---------- ---------- --------- -------- --------- ----------
Allen E. Kiefer.........   2,000      34.00%    $25.13   10/31/05   $81,852   $130,336
Guy H. Boyer............   1,250      21.00%    $25.13   10/31/05   $51,157 $   81,460
Richard A. Ketner.......   1,250      21.00%    $25.13   10/31/05   $51,157 $   81,460

--------
(1) Illustrates value that would be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Corporation's common stock over the term of the options.
(2) The date of grant for all options is October 31, 1995. All options granted are non-qualified stock options without SAR's. All options vest one year from the date of grant becoming exercisable for shares on the anniversary of the date of grant. To the extent not already exercisable, the options become automatically exercisable in the event of a merger or consolidation of the Corporation in which the Corporation is not the surviving entity, or the sale of all or substantially all of the assets of the Corporation, or an offer to purchase made by a party, other than the Corporation, to all stockholders of the Corporation for at least 35% of the outstanding stock. In addition, the Personnel Committee of the Board of Directors may, in its discretion, accelerate the vesting schedule, upon such terms and conditions as it may impose.
(3) The exercise price of all options granted is equal to the market price of the common stock on the date of grant. The exercise price shall be paid in cash, provided, however, that the Personnel Committee, in its sole discretion, may permit the payment of the exercise price in shares of common stock owned by the option holder prior to exercising the option, provided such shares have a fair market value on the date of payment equal to the option exercise price for the shares of common stock being purchased, or partly in cash and partly in such shares of common stock.
(4) All options expire 10 years from the date of grant. Notwithstanding the foregoing: (1) In the event of retirement, death or disability prior to the end of the option term, the option shall remain exercisable for a period of one year from the date of retirement, death or disability (but not later than the end of the option term) to the extent the option was vested, by acceleration or otherwise, at the time of retirement; and (2) in the event an option holder ceases to be employed other than by reason of retirement, death or disability, the option shall remain exercisable for three months from the date of cessation of employment (but not later than the end of the option term) to the extent the option was exercisable at the time of cessation of employment.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth information with respect to the Chief Executive Officer and the other named executive officers of the Corporation concerning the exercise of options during the year ending December 31, 1995 and unexercised options held as of the end of 1995.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUE

  (A)                          (B)             (C)             (D)             (E)
                                                                             VALUE OF
                                                            NUMBER OF      UNEXERCISED
                                                           UNEXERCISED     IN-THE-MONEY
                                                         OPTIONS/SARS AT OPTIONS/SARS AT
                                                           FY-END (#)       FY-END ($)

                         SHARES ACQUIRED      VALUE       EXERCISABLE/     EXERCISABLE/
  NAME                   ON EXERCISE (#) REALIZED ($)(1)  UNEXERCISABLE  UNEXERCISABLE(2)
  ----                   --------------- --------------- --------------- ----------------
Allen E. Kiefer.........         0              $0             0/2,000           0/$250
Guy H. Boyer............         0              $0             0/1,250           0/$156
Richard A. Ketner.......         0              $0         2,550/1,250     $18,131/$156

--------
(1) Fair market value of common stock at exercise, minus the exercise price.
(2) Fair market value of common stock at year-end ($25.25 per share).

DEFINED BENEFIT PENSION PLAN

  The Bank has a Defined Benefit Pension Plan for all eligible employees (age 21 plus one year of service). All the costs of the Plan, as determined by the Plan actuaries, are paid by the Bank. Employees do not and cannot contribute to the Plan. A plan participant's pension benefit, which becomes fully vested after 5 years of service, is determined by multiplying years of service by 1% by career average salary.

  The following table indicates sample pension benefits which would be payable under this Plan to a retiring participant at age 65. Various levels of compensation and years of service are shown.

                                                          YEARS OF SERVICE
   FINAL AVERAGE                                     ---------------------------
   COMPENSATION                                        10     20     30     40
   -------------                                     ------ ------ ------ ------
   $ 15,000.........................................  1,500  3,000  4,500  6,000
     30,000.........................................  3,000  6,000  9,000 12,000
     45,000.........................................  4,500  9,000 13,500 18,000
     60,000.........................................  6,000 12,000 18,000 24,000
     75,000.........................................  7,500 15,000 22,500 30,000
     90,000.........................................  9,000 18,000 27,000 36,000
    105,000......................................... 10,500 21,000 31,500 42,000
    120,000......................................... 12,000 24,000 36,000 48,000
    135,000......................................... 13,500 27,000 40,500 54,000
    150,000......................................... 15,000 30,000 45,000 60,000
    165,000......................................... 16,500 33,000 49,500 66,000
    180,000......................................... 18,000 36,000 54,000 72,000
    195,000......................................... 19,500 39,000 58,500 78,000
    210,000......................................... 21,000 42,000 63,500 84,000
    225,000......................................... 22,500 45,000 67,500 90,000

  The Benefit amounts set forth in the table are not subject to reduction for social security benefits. With respect to the named executive officers, the annual compensation set forth in the Summary Compensation Table does not differ substantially from the remuneration which would be covered under the Plan. For purposes of the Plan at December 31, 1995, Mr. Kiefer had 26 years and 8 months of service, Mr. Boyer had 15 years and 6 months of service and Mr. Ketner had 1 year of service.

  The amount of contribution, payment or accrual in respect of a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the Plan. The Bank made no pension contribution in 1995 due to the Full Funding Limitation under the Employee Retirement Income Security Act of 1974, as amended.

EXECUTIVE SUPPLEMENTAL INCOME PLAN

  The Board of Directors adopted a nonqualified Executive Supplemental Income Benefit Plan ("ESI Plan") effective as of January 1, 1989. The ESI Plan provides death benefits and supplemental retirement benefits for selected officers of the Bank.

  Under the ESI Plan, the Bank enters into individual agreements with participants. The agreements provide for annual payments to the participant's designated beneficiary for a specified period of years following the participant's death. The ESI Plan also provides for supplemental retirement benefits for a participant who has attained age 65 and who has remained in the continuous employment of the Bank until his retirement; however, in the case of the sale of the stock or assets, merger, or substantial change in the ownership of the Bank, continuous employment of the participant is required only until the date the participant voluntarily terminates his employment or is discharged by the Bank or its successor without just cause.

  Under the supplemental retirement provisions, participants are eligible for supplemental benefits up to 75% of the participant's final average salary. Those supplemental retirement benefits are subject to reduction for social security benefits and benefits received under the Defined Benefit Pension Plan. Subject to the approval of the Bank Board of Directors, a participant can elect early retirement at age 55. However, a participant can elect early retirement without Board approval at age 55 if there is a sale of the stock or assets, merger, or substantial change in ownership of the Bank. The retirement benefits payable to a participant who has elected early retirement will be actuarially reduced. Mr. Kiefer's yearly supplemental pension benefit, commencing at his normal retirement and payable for 15 years, is $37,605. Mr. Boyer's yearly supplemental pension benefit, commencing at his normal retirement and payable for 15 years, is $22,980. Mr. Ketner's yearly supplemental pension benefit, commencing at his normal retirement and payable for 15 years, is $24,855.

CHANGE IN CONTROL AND EMPLOYMENT AGREEMENTS

  The Corporation has entered into Change in Control Agreements with the named executive officers. Under the terms of the agreements, in the event the executive officer's employment with the Corporation or Bank is terminated by the Corporation, Bank or the executive officer, pursuant to a change in control of the Bank or the Corporation, the executive officer's cash compensation in effect prior to the change in control will continue for a period of three (3) years. Cash compensation is defined to include base salary plus the incentive bonus earned for the preceding calendar year. A termination pursuant to a change in control may occur in connection with a merger, consolidation, acquisition, reorganization, sale of assets or significant stock acquisition of the Corporation or Bank. The Change in Control Agreements also provide that the Corporation will continue to provide the executive officer with available insurance coverages in effect at the time of executive's termination pursuant to a change in control for a period of three
(3) years, offset by coverage from any subsequent employment, or until the executive attains age 65.

  The Corporation also has entered into Employment Agreements with the named executive officers. Pursuant to the Employment Agreements, each of the executive officers will continue employment with the Corporation and Bank in their current positions for a term of three (3) years after the effective date of the merger of Bankers' Financial Services Corporation into the Corporation on March 1, 1995, after which it is anticipated that each of the executive officers will continue employment as employees "at will." The Employment Agreements provide that each of the executive officers shall be entitled to receive as compensation their respective base salaries in effect on the consummation date of the merger, subject to increase based on merit review, plus participation in the Corporation's Incentive Compensation Plan and participation in the Corporation's employee benefit plans.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation's common stock during the five years ended December 31, 1995 with the cumulative total return on (i) an overall stock market index, the Nasdaq Stock Market Index; and (ii) a peer group index, the Nasdaq Bank Stocks Index. The comparison assumes $100 was invested on December 31, 1990 in the Corporation's common stock and in each of the indices and assumes reinvestment of dividends.


                             [GRAPH APPEARS HERE]

                    12/31/90  12/31/91  12/31/92  12/31/93  12/31/94  12/31/95
HBCI                 $100.00   $103.57   $111.54   $178.00   $204.27   $208.62
Nasdaq Bank Stocks   $100.00   $164.09   $238.85   $272.39   $271.41   $404.35
Nasdaq Stock Market  $100.00   $160.56   $186.87   $214.51   $209.69   $296.30

                             DIRECTOR COMPENSATION

  Directors of the Corporation receive $600 for attendance at each regular meeting of the Corporation Board and the Chairman receives $960 for attendance at each regular meeting of the Board. The Chairman of the Corporation Board and the Chairman of the Executive Committee of the Corporation Board also receive an annual retainer of $1,000. Directors of the Corporation are paid $50 per hour for each special Board meeting attended. Directors of the Bank are paid $600 for attendance at each regular meeting of the Bank Board and the Chairman is paid $960 for attendance at each regular meeting of the Board. The Chairman of the Bank Board receives an annual retainer of $2,000 and each Bank Board Committee Chairman receives a $1,000 annual retainer. Board Committee members are paid $50 per hour for each Committee meeting attended.

                         TRANSACTIONS WITH MANAGEMENT

  The Bank has had in the past and expects to have in the future, transactions in the ordinary course of its business, with directors and officers of the Bank and the Corporation and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons, which do not involve more than the normal risk of collectibility, or present other unfavorable features.

                       SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires that directors and certain officers of the Corporation file reports of ownership and changes in ownership with the Securities and Exchange Commission as to the shares of Corporation common stock beneficially owned by them.

  Based solely on its review of copies of such forms received by it, the Corporation believes that during the Corporation's fiscal year ending on December 31, 1995, all filing requirements applicable to its directors and officers were complied with in a timely fashion, except for one late amendment filing to the initial Form 3 filing by Directors Biever and Schlitzer and a late initial Form 3 filing by Mr. Scott, the Chief Accounting Officer of the Corporation.

                      RELATIONS WITH INDEPENDENT AUDITORS

  Beard and Company, Inc., Reading, Pennsylvania, was the appointed independent auditor for the Corporation and the Bank in 1995. It is anticipated that Beard and Company, Inc. will be selected for the current year. During 1995, the independent auditors, Beard and Company, Inc., performed certain non-audit services which are in addition to its basic engagement for the examination of the Corporation and Bank's financial statements. A representative of Beard and Company, Inc. will be present at the Annual Meeting of Stockholders to make a statement if he desires to do so and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  The Corporation must receive by November 18, 1996 any stockholder proposals for such proposals to be considered for inclusion in the Corporation's Proxy Statement and Proxy for the 1997 Annual Meeting of Stockholders.

                                OTHER BUSINESS

  The Board of Directors of the Corporation does not intend to present any business at the Annual Meeting other than the matters hereinabove referred to, and the Board does not know of any other matters to be presented for action at the meeting. Discretionary authority to vote on any other matters that may come before the meeting will be conferred by such Proxies upon the person voting them, unless a stockholder specifically indicates in such Proxy that such authority is withheld. It is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

  It is important that proxies be returned promptly. Stockholders are urged to vote, sign, date and return the accompanying form of Proxy in the enclosed envelope.

                                          By Order of the Board of Directors,
                                          LOGO
                                          Guy H. Boyer
                                          Secretary

March 15, 1996

THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDERS ON WRITTEN REQUEST OF A STOCKHOLDER, A COPY OF THE CORPORATION'S ANNUAL REPORT FILED ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, FOR THE CORPORATION'S FISCAL YEAR ENDED DECEMBER 31, 1995. ANY SUCH REQUESTS SHOULD BE MADE TO GUY H. BOYER, SECRETARY, 120 SOUTH CENTRE STREET, P. O. BOX 1100, POTTSVILLE, PENNSYLVANIA 17109.

                            HERITAGE BANCORP, INC.
                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard Berner, Anne B. Reed and James T. O'Brien, or any of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all the Common Stock of the Corporation, standing in my name on its books on March 1, 1996, at the Annual Meeting of Stockholders to be held at The River Inn, Pottsville/Schuylkill Haven Highway, Pottsville, Pennsylvania, on the 16th day of April, 1996, at 9:00 A.M., or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as designated on the reverse side.

This proxy when properly executed will be voted in the manner directed hereon. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. This proxy also will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

The vote shown on the reverse side are the total votes that may be cast by this proxy, based on one vote per each share of Heritage Bancorp, Inc. common stock held.

Please vote and sign on reverse side. No postage is required if this proxy is returned in the enclosed return envelope and mailed in the United States.

The undersigned hereby acknowledges receipt of the Proxy Statement dated March 15, 1996, and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournments or postponements thereof.

                            HERITAGE BANCORP, INC.
                                     PROXY

MATTER NO. 1 ELECTION OF CLASS I DIRECTORS

[_] FOR all nominees listed              [_] WITHHOLD AUTHORITY
    below (except as marked                  to vote for all
    to contrary below)                       nominees listed

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

-----------------------------------------------------------------

Nominees for Class I Directors:

Ermano O. Agosti
Albert L. Evans, Jr.
Richard T. Fenstermacher
Richard A. Ketner
Joanne C. McCloskey
Joseph P. Schlitzer

MATTER NO. 2 In the discretion of the persons named in this Proxy, to vote upon the transaction of such other business as may properly come before said meeting or any adjournments or postponements thereof. NOTE: The signature(s) on this Proxy must correspond with the name(s) as written upon the face of the share certificate. Executors, administrators, trustees, guardians, and other fiduciaries please so indicate when signing.

Dated:                                                           , 1996
      -----------------------------------------------------------

--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------
Signature if held jointly

                                    (OVER)